Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

FOR OFFER TO EXCHANGE 22.881 COMMON SHARES FOR
EACH OUTSTANDING CLASS A CONVERTIBLE PREFERRED SHARE
OF STONEHAVEN REALTY TRUST

This notice of guaranteed delivery relates to the offer of Stonehaven Realty Trust to exchange 22.881 of our common shares of beneficial interest for each outstanding share of our Class A convertible preferred shares of beneficial interest upon the terms and subject to the conditions described in the proxy statement and exchange offer, dated <Proxy Date>, and the related letter of transmittal. You must use this notice of guaranteed delivery, or one substantially equivalent to this form, to accept the exchange offer if you are a registered holder of preferred shares and wish to tender your preferred shares, but (i) the certificates for preferred shares are not immediately available, (ii) time will not permit your certificates for the preferred shares or other required documents to reach American Stock Transfer and Trust Company, our exchange agent, before the exchange offer expires at 5:00 p.m., New York City time, on <Expiration Date>, unless the exchange offer is extended.

The exchange agent for the exchange offer is:

AMERICAN STOCK TRANSFER AND TRUST COMPANY

Deliver by certified mail, overnight carrier or hand delivery to:

59 Maiden Lane
New York, NY 10038
Attention: Reorganization Department
To confirm by telephone or for information call:
(718) 921-8200
By fax: (eligible guarantor institutions only):
(718) 234-5001

DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION BY FAX TO A NUMBER, OTHER THAN AS LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders to Stonehaven Realty Trust, upon the terms and subject to the conditions set forth in the proxy statement and the related letter of transmittal, receipt of which is hereby acknowledged, the preferred shares listed below pursuant to the guaranteed delivery procedures.

All authority herein conferred or agreed to be conferred in this notice of guaranteed delivery and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive the death or incapacity of, the undersigned.

PLEASE SIGN AND COMPLETE

Signatures of Registered Holder(s) or Authorized Signatory

Name(s) of Registered Holder(s)

Number of Preferred Shares Tendered

Date

Address

Area Code and Telephone Number

If preferred shares will be delivered by book-entry transfer, provide the account number at DTC below:

Depository Account No.

This notice of guaranteed delivery must be signed by the registered holder(s) of our preferred shares tendered hereby exactly as their name(s) appear on the certificates for such preferred shares or on a security position listing such holder(s) as the owner(s) of such preferred shares, or by person(s) authorized to become registered holder(s) of such preferred shares by endorsements and documents submitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must provide the following information and, unless waived by Stonehaven, submit with the letter of transmittal evidence satisfactory to Stonehaven of such person’s authority to so act.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s)

Capacity

Address(es)

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THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE

The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a savings institution, commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, and which is, in each case a member of a recognized signature guarantee program (i.e., Securities Transfer Agents Medallion Program, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program), hereby guarantees deposit with the exchange agent of a properly completed and duly executed letter of transmittal (or a manually signed fax thereof) with any required signature guarantees, the preferred shares tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such preferred shares into the exchange agent’s account at DTC as described in the letter of transmittal), and any other required documents, all by 5:00 p.m., New York City time, within three American Stock Exchange trading days after the expiration date of the exchange offer.

Name of Firm

Address

Zip Code

Area Code and Telephone No.

Authorized Signature

Title

Name (Please Print)

Dated:	, 2003

DO NOT SEND CERTIFICATES FOR PREFERRED SHARES WITH THIS FORM. ACTUAL SURRENDER OF PREFERRED SHARES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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